                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Registration Statement of Dean Witter, Discover & Co. (the "Registrant") on Form S-4 of our reports dated February 21, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of the Registrant for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York
April 11, 1997